EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     CONSULTING AGREEMENT by and between Silver King Resources, Inc. (Company) and Unicor, Inc., (Consultant). Unicor, Inc. will furnish the services of Dr. Roger LeRoy Miller in conjunction with this agreement.

     For good consideration, Company shall retain and the Consultant agrees to be retained on the following terms:

     1. Effective Date:

     2. Employment shall commence upon closing of the transactions contemplated in the Agreement and Plan of Merger by and among Silver King Resources, Inc., Silver King Acquisition, Inc. and eNexi Inc. and Principal Stockholders of eNexi Inc., dated March 21, 2000.

     3. Duties:

                      Consultant agrees to perform the following duties:

              Assist the Company in developing and implementing it's core product and infrastructure, assist in the management of the Company's staff and in the attainment of funding from outside sources.

              Consultant shall also perform such further duties as are incidental or implied from the foregoing, consistent with the background, training and qualifications of Consultant or may be reasonable delegated as being in the best interests of the Company. The Consultant shall devote full time to his employment and expend best efforts on behalf of the Company. Consultant further agrees to abide by all reasonable Company policies and decisions now or hereinafter existing.

     4. Term:

     The Consultant's employment shall continue for a period of one (1) year(s), beginning upon closing of the transactions contemplated in the Agreement and Plan of Merger by and among Silver King Resources, Inc., Silver King Acquisition, Inc. and eNexi Inc. and Principal Stockholders of eNexi Inc., dated March 21, 2000.

     5. Compensation:

                      The Consultant shall be paid the following compensation:

                  Fees:  $10,000, to be paid on a monthly basis.

     6. Termination:

                      This agreement may be earlier terminated upon:

               a. Death of Consultant or illness or incapacity that prevents Consultant from substantially performing for six (6) continuous months or in excess of 130 aggregate working days in any calendar year.

               b. Breach of agreement by Consultant.


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     7. Renewal:

                      Should  Consultant  remain in the  employ  of the  Company after the termination date of this Agreement, the terms of this Agreement shall remain in full force effect, except that the continued term of employment shall be at the will of the parties, and can be ended at any time, for any reason, by either party.

     8. Miscellaneous:

     a. Consultant agrees to execute a non-compete agreement as annexed hereto.

     b. Consultant agrees to execute a confidential information and invention assignment agreement as annexed hereto.

     c. Consultant agrees that during the term of this agreement and for a period of two (2) years thereafter, Consultant will not:

               i. Induce or attempt to induce any Consultant to leave the Company's employ;

               ii. Interfere with or disrupt the Company's relationship with any of its Consultants;

               iii. Solicit or employ any person employed by the Company.

     d. This agreement shall not be assignable by either party, provided that upon any sale of this business by Company, the Company may assign this agreement to its successor or Consultant may terminate same.

     e. In the event of any dispute under this agreement, it shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association.

     f.  This  constitutes  the  entire  agreement  between  the  parties.   Any
modification must be in writing.

              Signed under seal this 19th day of May, 2000.

                                                     SILVER KING RESOURCES, INC.

                                                    /s/LARRY MAYLE

                                                     UNICOR, INC.


                                                    /s/ROGER LEROY MILLER